             As filed with the Securities and Exchange Commission on
                               September 3, 1996

                                                          Commission No. 0-24256
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                   ----------

                         ENHANCED SERVICES COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                (State of other jurisdiction of incorporation or
                                  organization)

                                   84-1075908
                     (I.R.S. Employer Identification Number)

                            16000 Barkers Point Lane
                              Houston, Texas 77079
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                        1992 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                                   ----------

                                 Kenneth Duckman
                         Enhanced Services Company, Inc.
                            16000 Barkers Point Lane
                              Houston, Texas 77079
                     (Name and address of agent for service)

           Telephone number, including area code of agent for service:
                                 (713) 556-5051

                                   ----------

                                    Copy to:

                            Joseph Greenberger, Esq.
                              Greenberger & Forman
                           1370 Avenue of the Americas
                          New York, New York 10019-4602

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


                                   ----------

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                   Proposed             Proposed
                                                   maximum              maximum
Title of                        Amount             offering             aggregate                 Amount of
securities to                   to be               price              offering                 registration
be registered                 registered         per share(1)           price(1)                     fee
- -------------------------------------------------------------------------------------------------------------
Common Stock,
 $.001 par
 value                         241,240              $5.45              $1,314,047                   $453.12


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the average exercise prices of the options previously granted and, with respect to the remaining shares reserved for option grants under the Plan, the average of the closing bid/asked price of the Company's Common Stock on August 27, 1996, as quoted on the Electronic Bulletin Board operated by the NASD.

PROSPECTUS
                         ENHANCED SERVICES COMPANY. INC.
                         250,000 Shares of Common Stock
                                ($.001 Par Value)

     TO BE ISSUED PURSUANT TO THE AMENDED AND RESTATED 1992 INCENTIVE STOCK OPTION PLAN OF ENHANCED SERVICES COMPANY, INC.

              This Prospectus covers the offer and sale of shares of Common Stock, par value $.001 per share (the "Common Stock"), of Enhanced Services Company, Inc. (the "Company") to employees, directors and consultants of the Company who have been or may be granted options pursuant to the Company's Amended and Restated 1992 Incentive Stock Option Plan (the "Plan"). The offer is made at the prices and on the terms and conditions contained in the Common Stock options granted or to be granted pursuant to the Plan.

              The shares of Common Stock covered by this Prospectus are traded over the counter on the Electronic Bulletin Board operated by the National Association of Securities Dealers, under the symbol ESVS. Employees who are not "affiliates" of the Company (as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Act")) and who exercise options to purchase shares under the Plan may resell such shares from time to time.

              This Prospectus is not available for resale of the securities described herein by persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Act. Such resales may be made pursuant to Rule 144 under the Act or pursuant to a registration under Rule 415 under the Act by means of a separate prospectus. See - "Restrictions on Resale"

              No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

              THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                  Page

Available Information................................................1

Information Incorporated by Reference................................1

The Company..........................................................2

Enhanced Services Company, Inc., Amended and
    Restated 1992 Incentive Stock Option Plan........................2

              General Information....................................2
              Purpose................................................3
              Administration.........................................3
              Securities to be Offered; Eligibility..................4
              Outstanding Options....................................4
              Terms and Conditions of Options........................4
              Amendment and Discontinuance of Plan ..................5
              Other Information......................................5
              Tax Effects............................................6

Restrictions on Resale of Stock......................................7

Legal Matters........................................................8

Experts..............................................................8

Statement on Indemnification.........................................8

                              AVAILABLE INFORMATION

              Enhanced Services Company, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

              The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 241,240 shares of the Company's Common Stock, which may be issued to certain employees, directors and consultants of the Company, upon the exercise of stock options issued to said individuals, pursuant to the Company's Amended and Restated 1992 Incentive Stock Option Plan. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

                      INFORMATION INCORPORATED BY REFERENCE

              The following documents filed with the Commission are incorporated herein by reference:

              1. The Company's latest Annual Report on Form 10-KSB for its fiscal year ended November 30, 1995 and the Registrant's effective registration statement on Form 10-SB;

              2. All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual report on Form 10-KSB referred to in paragraph 1 above; and

              3. The description of the Common Stock contained in the Company's registration statement on Form 10-SB, filed under section 12 of the 1934 Act including any amendment or report updating such description.

Additionally, all reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof form the date of the filing of such reports and documents.

              The Company hereby undertakes to furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to Mr. Kenneth Duckman, President, Enhanced Services Company, Inc., 16000 Barkers Point Lane, Houston, Texas 77079, telephone number (713) 556-5051.


                                   THE COMPANY

              The Company was incorporated under the laws of the State of Colorado on March 16, 1987 as Crystal Venture Fund, Inc. The Company provides upgrade, repair and maintenance and asset management services for portable computers (hardware services) as well as multimedia presentation development, processing and deployment for sales, marketing, training, industrial and promotional applications (customized software services) primarily to medium and large companies. The Company's principal executive offices are located at 16000 Barkers Point Lane, Houston, Texas 77079, and its telephone number is (713) 556-5051.


                         ENHANCED SERVICES COMPANY, INC.
              AMENDED AND RESTATED 1992 INCENTIVE STOCK OPTION PLAN

General Information

              In March 1992, the Company's Board and shareholders adopted the Company's 1992 Incentive Stock Option Plan, under which 70,000 shares of the Company's Common Stock, $.001 par value, were initially reserved for issuance under options granted or to be granted to certain employees, officers or directors of the Company or its subsidiaries. In April 1994, the shareholders approved an amendment which increased the number of shares reserved under the Plan to 130,000.

              At the Company's Annual Meeting held on June 17, 1996, the Company's shareholders approved a proposal to amend and restate the plan (as amended and restated, the "Plan") in order to (i) further increase the number of shares reserved for issuance under the Plan to 250,000; (ii) add provisions whereby upon joining the Board and upon subsequent reelection to the Board, non-employee directors would automatically receive options to purchase up to 2,000 shares of the Company's Common Stock; (iii) add provisions to permit the granting of Non-Qualified Stock Options to consultants, advisors, and representatives of the Company; (iv) replace the limitation whereby the fair market value of Incentive Stock Options granted to an individual during any calendar year can not exceed $100,000, with a provision permitting an individual to exercise Incentive Stock Options for shares having a fair market value of $100,000 during any calendar year; and (v) extend the term of the Plan from March 2002 to April 2006.

              The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Summary of the Plan

              The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Plan itself, a copy of which may be obtained without charge from the Company by requesting a copy from Enhanced Services Company, Inc., 16000 Barkers Point Lane, Houston, TX 77079, telephone (713) 556-5051, facsimile (713) 556-5035. Capitalized terms used herein shall have the meaning ascribed to them in the Plan.

Purpose

              The primary purpose of the Plan is to promote the growth and profitability of the Company by providing, through the granting of options, incentives to attract highly talented persons to positions with one or more of the Participating Companies, to retain such persons and to motivate them to use their best efforts on behalf of the Participating Company employer. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options ("Non-Qualified Stock Options"). Options granted to consultants and non-employee directors under the Plan will be Non-Qualified Options.

Administration

              The Plan is administered either by (i) the Board or (ii) a Committee of no less than two Board members, appointed by the Board. The Board and the Committee each have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, of any Option granted under the Plan, (iv) determine the number of Shares which shall be subject to each Option granted under the Plan, and (v) interpret the provisions of the Plan and of any Option granted under the Plan.

              The interpretations and constructions by the Board or Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Board or Committee as they deem appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. The Board may abolish the Committee at any time or revest in the Board the administration of the Plan.

Eligibility and Extent of Participation

              Options may be granted only to employees, consultants, representatives, advisors and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. Non-Qualified Stock Options may be granted to individuals who are consultants, representatives, advisors or directors of the Company or any such parent or subsidiary corporation. As of August 25, 1996, approximately 45 individuals were eligible to receive Options, and Options were held by 22 individual(s) under the Plan. Subject to the terms of the Plan, the Board and the Committee have full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

Existing Option Grants

              On April 1, 1996, the Board granted new options to twelve current employees of the Company, in exchange for the cancellation of options previously granted to such individuals. In the aggregate, new options to purchase up to 16,700 shares of the Company's Common Stock at an exercise price of $2.50 per share were granted, in exchange for the cancellation of old options to purchase up to (i) 5,700 shares at $4.55 per share and (ii) 11,000 shares at $9.15 per share. As of August 25, 1996, options to purchase 8,760 shares had been exercised, and options to purchase up to 81,533 shares were outstanding as follows:


                              No. of Outstanding                 No. of
      Exercise Price                Options                   Vested Shares
      --------------          ------------------              -------------

           $2.50                    53,033                       45,833

           $4.55                    20,500                       20,500

          $12.65                     8,000                        8,000



159,707 shares of the Company's Common Stock are currently available for future issuance under the Plan.

Purchase Price and Exercise of Options

              The purchase price for each Share issuable upon exercise of an Option are to be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option may be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of
Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year exceeds $100,000, such excess Incentive Stock Options are to be treated as Non-Qualified Stock Options.

              An Option may be exercised in such amounts and at such times as may be determined by the Board or the Committee at the time of grant of such Option. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

Expiration and Transfer of Options

              Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only he or she may exercise his or her Option.

Adjustment of Shares

              If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment are to be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate.

Amendments to and Termination of the Plan

              The Board may amend, suspend, alter, or terminate the Plan at any time. To the extent necessary or desirable to comply with Rule 16b-3, the I.R.C. or any other applicable law or regulation, the Company is required to obtain shareholder approval of any amendment to the Plan only in such a manner and to such a degree as required.

              The Board may amend the terms of any Option previously granted, prospectively or retroactively; provided, however, that unless required by applicable law, rule or regulation, no amendment of the Plan or of any Option Agreement may without the consent of any Optionee holding any such affected Options, be permitted if such amendment would affect in a material and adverse manner Options granted prior to the date of any such amendment.

                         FEDERAL INCOME TAX CONSEQUENCES

              The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, not does it deal with state and local tax considerations.

Incentive Stock Options

              No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code. If the requirements of section 422 of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422 of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. In addition, long-term capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than six months by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

              If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

Non-Qualified Stock Options

              No tax obligation will arise for the optionee or the Company upon the granting of either Incentive Stock Options or Non-Qualified Stock Options under the Plan. Upon exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any addition tax deduction to the Company. The taxable event arising from exercise of Non-Qualified Stock Options by officers of the Company subject to
Section 16(b) of the Securities Act of 1934 occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not being to run until the completion of such period.


                         RESTRICTIONS ON RESALE OF STOCK

              Shares purchased hereunder by a person deemed an "affiliate" of the Company under the 1933 Act, must be registered for resale by such person unless such resale complies with the provision of Rule 144 promulgated under the 1933 Act. Rule 405 under the 1933 Act defines an "affiliate" as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company. Generally, under Rule 144, if certain conditions, including a two year holding period, are met, a person may sell, within a three month period, a number of shares that does not exceed the greater of 1% of the number of outstanding shares or the average weekly trading volume for the four calendar weeks preceding the filing of the requisite notice. In addition, every officer or director of the Company is subject to the "short-swing" profits liability provisions of Section 16 of the 1934 Act. Such provisions may restrict resale of shares of Common Stock received under the Plan. The foregoing is not intended to be a complete statement of applicable law and participants in the Plan should rely on their own legal counsel.


                                 TRANSFER AGENT

              The Transfer Agent for the shares of common stock is the Corporate Stock Transfer Co., 370 17th Street, Denver, Colorado 80202.

                                  LEGAL MATTERS

              Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Greenberger & Forman, 1370 Avenue of the Americas, New York, New York 10019-4602, counsel to the Company.

                                     EXPERTS

              The audited consolidated financial statements of the Company incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Schumacher & Associates, Inc., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                          STATEMENT ON INDEMNIFICATION

              Under provisions of the Company's Amended and Restated Articles of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, shall be indemnified by the Company to the full extent authorized by the Colorado Corporation Code, as amended. Said Code was repealed on July 1, 1994 and was replaced by articles 101-117 of the Colorado Business Corporation Act.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

              (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995 and the Registrant's effective registration statement on Form 10-SB;

              (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.

              (c) The class of securities to be offered hereby is registered under Section 12 of the Exchange Act. A description of the Registrant's securities is set forth in Item 11 of its Form 10-SB which is incorporated as a part of this Registration Statement.


Item 6.       Indemnification of Directors and Officers.

              a. Article VIII of Registrant's Amended and Restated Articles of Incorporation provides:

"The Corporation may and shall indemnify each director, officer and any employee or agent of the Corporation, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent required or permitted by the Colorado Corporation Code, as amended." Said Code was repealed on July 1, 1994 and was replaced by articles 101-117 of the Colorado Business Corporation Act.

              b. Article 109 of the Colorado Business Corporation Act provides that:

7-109-101.  Definitions.  As used in this article:

              (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

              (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

              (3) "Expenses" includes counsel fees.

              (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

              (5) "Official capacity", when used with respect to a director, means the office of director in a corporation, and, when used with respect to a person other than a director, as contemplated in Section 7-109-107 means the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any other person or employee benefit plan.

              (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

              (7) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

              7-109-102. Authority to indemnify directors. (1) Except as provided in paragraph (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director if:

              (a) the person conducted himself in good faith;

              (b) the person reasonably believed:

                              (I) In the case of conduct in an official capacity
with the corporation, that his conduct was in the corporation's best interests;
or

                              (II)  In all other cases, that his conduct was at
least not opposed to the corporation's best interests; and

              (c) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

              (2) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

              (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the director did not meet the standard of conduct described in this section.

              (4) A corporation may not indemnify a director under this section:

                  (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit proceeding.

              (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

              7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

              7-109-104.  Advance of expenses to directors.

              (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                         (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in section 7-109-102;

                         (b) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

                         (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

              (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

              (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109- 106.

              7-109-105. Court-Ordered indemnification of directors. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

              (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

              (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

              7-109-106. Determination and authorization of indemnification of directors. (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

              (2) The determinations required to be made by subsection (1) of this section shall be made:

                              (a) By the board of directors by a majority vote of those present at a meeting where a quorum is present, which quorum shall consist of directors not parties to the proceeding or;

                              (b) If a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

              (3) If a quorum cannot be obtained and the committee cannot be established under paragraph (b) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or committee so directs, the determination required to be made by subsection (1) shall be made:

                              (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

                              (b) By the shareholders.

              (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.


              7-109-107. Indemnification of officers, employees, fiduciaries, and agents. Unless otherwise provided in the articles of incorporation:

              (a) An officer is entitled to mandatory indemnification pursuant to section 7-109-103 of this section and is entitled to apply for court-ordered indemnification pursuant to section 7-109-105 in each case to the same extent as a director;

              (b) A corporation may indemnify or advance expenses to an officer, employee, fiduciary or agent of the corporation who is not a director to the same extent as to a director; and

              (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation who is not a director to a greater extent if not inconsistent with public policy, and if provided for by its bylaws, general or specification of its shareholders or directors, or in a contract.

              7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or other person or of an employee benefit plan, against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against the same liability under 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

              7-109-109. Limitation of indemnification of directors. (1) a provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

              (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

              7-109-110. Notice to shareholders of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

              c. Article 108 of the Colorado Business Corporation Act provides as follows:

              7-108-402. Limitation of certain liabilities of directors and officers (1) If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

              (2) No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

Item 8.       Exhibits.

              The following documents are filed as Exhibits to this Registration
Statement:

              4(a)        --           Enhanced Services Company, Inc.,
                                       Amended and Restated 1992 Incentive
                                       Stock Option Plan

              5           --           Opinion of Greenberger & Forman as to
                                       the validity of the shares being
                                       registered

              24.1        --           Consent of Greenberger & Forman

              24.2        --           Consent of Schumacher & Associates,
                                       Inc., Certified Public Accountants

              25          --           Power of Attorney (following signature
                                       page of Registration Statement)

Item 9.       Undertakings.

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Act");

                              (ii)  to reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of August, 1996.

                                         ENHANCED SERVICES COMPANY, INC.
                                         (Registrant)

                                         By:   /s/ Kenneth Duckman
                                               -------------------------------
                                               KENNETH DUCKMAN, President
                                               and Chief Executive
                                               Officer

                                         By:   /s/ Robert Smith
                                               -------------------------------
                                               ROBERT SMITH, Chief Financial
                                               Officer


        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                         Capacity                   Date
- ---------                         --------                   ----

/s/ Michael Bernard
- -------------------------------
MICHAEL BERNARD                   Director                   August 30, 1996



/s/ Kenneth Duckman
- -------------------------------
KENNETH DUCKMAN                   Director                   August 30, 1996


/s/ John Meaney
- -------------------------------
JOHN MEANEY                       Director                   August 30, 1996



- -------------------------------
BERTRAM PARISER, Ph.D.            Director                   August   , 1996



/s/ Ralph LaBarge
- -------------------------------
RALPH LABARGE                     Director                   August 30, 1996